Exhibit 99.1

BIOLASE REGAINS COMPLIANCE WITH NASDAQ MINIMUM BID PRICE REQUIREMENT AND CANCELS SPECIAL MEETING OF STOCKHOLDERS

Foothill Ranch, Calif., February 4, 2021 – BIOLASE, Inc. (NASDAQ: BIOL), a global leader in dental lasers, today received official notification from the Listing Qualifications Department of the Nasdaq Stock Market Inc. (“NASDAQ”) that it has received notification from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) that it has regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules (the “Minimum Bid Price Requirement”).

BIOLASE had previously received written notice from NASDAQ in December 2019 indicating that because the closing bid price per share had been below $1.00 for a period of 30 consecutive trading days, the Company did not meet the Minimum Price Bid Requirement. According to the recent notification letter, the staff of NASDAQ has determined that for the last ten consecutive business days, from January 21, 2021 to February 3, 2021, the closing bid price of the Company’s common stock has been at $1.00 per share or greater, and the Company has regained compliance with the Minimum Bid Price Requirement, and the matter is now closed.

The Company has canceled its Special Meeting of Stockholders scheduled for February 16, 2021. As a result of regaining compliance with the Minimum Bid Price Requirement, the Company is no longer seeking stockholder approval to implement a reverse split of the Company’s outstanding shares of Common Stock at this time.

About BIOLASE, Inc.

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated fourth-quarter results. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual reports filed on Form 10-K with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President, Chief Financial Officer and Chief Operating Officer 833-BIOLASE

jbeaver@biolase.com

or

EVC Group, Inc.

Michael Polyviou/Todd Kehrli

(732) 232-6914

mpolyviou@evcgroup.com; tkehrli@evcgroup.com